CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges
(In thousands except ratios)
                                                                     Exhibit 12




                                                 Three months ended
                                      ---------------------------------------
                                          SUCCESSOR       |      PREDECESSOR
                                      -----------------   |   ----------------
                                      January 31, 1998    |   February 1, 1997
                                      -----------------   |   ----------------
                                                          |
                                                          |
Fixed Charges:                                            |
  Interest expense                         $5,284         |     $  525
  Portion of rent expense                                 |
    representing interest                     756         |        482
                                           ------         |     ------
                                            6,040         |      1,007
                                           ======         |     ======
                                                          |
                                                          |
                                                          |
Earnings:                                                 |
  Income  before income taxes               1,375         |      2,013
  Fixed charges                             6,040         |      1,007
                                           ------         |     ------
                                           $7,415         |     $3,020
                                           ======         |     ======
                                                          |
                                                          |
Ratio of earnings to fixed charges          1.2x          |      3.0x
                                           ======         |     ======